FORM OF
                           WRITTEN INSTRUMENT AMENDING
                    THE AGREEMENT AND DECLARATION OF TRUST OF
                                  THE GCG TRUST

The undersigned, being a majority of the Trustees of The GCG Trust (the "Trust"), hereby amend the Trust's Agreement and Declaration of Trust, which was Amended and Restated on March 19, 1996 and further amended on June 10, 1996, January 23, 1997, January 12, 1998, February 16, 1999, June 30, 1999, August 17,
1999 and May 18, 2000 ("Declaration of Trust"), as follows:

1. Acting pursuant to Section 1.1 of the Declaration of Trust, under which the names of the Trust and Series are designated, pursuant to Section 6.2, heretofore been divided into thnirty-six separate series (each a "Series," and collectively, the "Series"), the undersigned hereby amend Section 6.2 of the Declaration of Trust to change the name of the "Global Fixed Income Series" to the "Core Bond Series."

2. Acting pursuant to Sections 6.2 and 11.4 of the Declaration of Trust, under which the shares of beneficial interest of the Trust, pursuant to Section 6.2, are divided into thirty-six separate series (each a Series, and collectively, the Series), the undersigned hereby amend Section 6.2 of the Declaration of Trust to establish and designate one new Series of the Trust, to be known as the Internet Tollkeeper Series.

     (a). Each Series shall be authorized to hold cash and invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective prospectus relating to the respective Series and the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Act"). Each share of beneficial interest ("Share") of each Series shall be redeemable as provided in the Declaration of Trust, and shall be entitled to one vote (or fraction thereof in respect of a fractional Share), unless otherwise required by law, on matters in which Shares of the respective Series shall be entitled to vote, and shall represent a pro rata beneficial interest in the assets allocated to the respective Series. The proceeds of sales of Shares of each Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the respective Series, unless otherwise required by law. Each Share of each Series shall be entitled to receive its pro rata share of net assets of the Series upon liquidation of the respective Series, all as provided in the Declaration of Trust. Upon redemption of a shareholder's Shares, or indemnification for liabilities incurred by reason of a shareholder being or having been the shareholder of any Series, such shareholder shall be paid solely out of the property of the respective Series.

     (b). Shareholders of each Series shall vote separately as a class on any matter except, consistent with the Act and the rules thereunder, and the Trust's registration statement thereunder, (i) the election of Trustees, (ii) any amendment to the Declaration of Trust, unless the amendment affects fewer than all classes, in which case shareholders of the affected classes shall vote separately, and (iii) ratification of the selection of auditors. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act or any successor rule as to each Series, the applicable percentage (as specified in the Declaration of Trust, or the Act and the rules thereunder) of the Shares of the respective Series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the Shares of each Series entitled to vote on the matter is required.

     (c). The assets and liabilities of the Trust shall be allocated among the Series as set forth in Section 6.2 of the Declaration of Trust, except as provided below:

      (i) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Managed Global Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (ii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Mid-Cap Growth Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (iii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Total Return Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (iv) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Research Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (v) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Growth & Income Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (vi) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Growth Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

     (vii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Global Fixed Income Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (viii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Growth Opportunities Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (ix) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Developing World Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (x) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Large Cap Value Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xi) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated International Equity Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Investors Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xiii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated All Cap Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xiv) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Large Cap Growth Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xv) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Diversified Mid-Cap Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xvi) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Asset Allocation Growth Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xvii) Costs incurred by the Trust in connection with the organization, registration and public offering of Shares designated Special Situations Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xviii)    Costs incurred by the Trust in connection with the
          organization, registration and public offering of Shares designated Internet Tollkeeper Series may be amortized for such Series over the lesser of the life of the Series or the five-year period beginning with the month that such Series commences operations.

      (xix) The liabilities, expenses, costs, charges or reserves of the Trust (other than the management fee, distribution fee or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Series shall be allocated among the Series on the basis of their relative average daily net assets.

      (xx) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

     (d). The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series provided that such change shall not adversely affect the rights of shareholders of the Series.

     This instrument may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 22nd day of February 2001.



                                   ------------------------------
                                   Barnett Chernow


                                   ------------------------------
                                   John Barmeyer


                                   ------------------------------
                                   J. Michael Earley


                                   ------------------------------
                                   R. Barbara Gitenstein


                                   ------------------------------
                                   Robert A. Grayson


                                   ------------------------------
                                   Elizabeth J. Newell


                                   ------------------------------
                                   Stanley B. Siedler


                                   ------------------------------
                                   Roger B. Vincent

                    PRESIDENT'S CERTIFICATE

     The undersigned, being the duly elected, qualified and active President of The GCG Trust (the "Trust"), hereby certifies, pursuant to Section 11.4 of the Trust's Agreement and Declaration of Trust ("Declaration of Trust"), that the amendment to the Declaration of Trust, dated February 22, 2001, has been duly adopted in accordance with the provisions of the Declaration of Trust.




Dated: February 22, 2001
                              ----------------------
                              Barnett Chernow
                              President